UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 30, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, the Board of Directors of Internap Network Services Corporation (the “Company”) announced the election of Michael A. Ruffolo and Debora J. Wilson to the Company’s Board of Directors effective January 1, 2010. Mr. Ruffolo and Ms. Wilson will stand for election at the 2010 annual meeting of the Company’s stockholders.

In accordance with the Company’s new compensation policies for non-employee directors, each of Mr. Ruffolo and Ms. Wilson will receive the number of shares of restricted stock for newly-appointed directors as described below in Item 8.01 – Other Events, the description of which is incorporated herein by reference.

In addition, as of January 1, 2010, each of Mr. Ruffolo and Ms. Wilson will enter into an indemnification agreement in the same form as the agreement between the Company and each of the present members of the Board.

There are no arrangements or understandings between either Mr. Ruffolo or Ms. Wilson and any other person pursuant to which either Mr. Ruffolo or Ms. Wilson was selected as a director. There are no transactions involving either Mr. Ruffolo or Ms. Wilson that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Mr. Ruffolo and Ms. Wilson on December 1, 2009, which is attached hereto as Exhibit 99.1.

Item 8.01         Other Events.

On November 19, 2009, the Company’s Board of Directors approved an increase to the compensation to be paid to non-employee directors effective January 1, 2010.

Each newly-appointed director will be granted a number of shares of restricted stock equal to a value of $75,000, the shares to vest ratably over three years. These grants will be made to each of Mr. Ruffolo and Ms. Wilson effective January 1, 2010.

The Company will pay each non-employee director an annual cash retainer of $20,000, and the Chairman of the Board of Directors an annual cash retainer of $50,000.

In addition, the Company will pay each non-employee director $1,500 for attendance at each meeting of the Board of Directors scheduled as an in-person meeting and $750 for attendance at each meeting of the Board of Directors scheduled as a teleconference meeting. The Company will pay each non-employee director $1,000 for attendance at each committee meeting of the Board of Directors scheduled as an in-person meeting and $750 for attendance at each committee meeting of the Board of Directors scheduled as a teleconference meeting.

The chairperson of the Company’s Audit Committee will receive an annual retainer of $15,000, and each other member of the Audit Committee will receive an annual retainer of $7,500. The chairperson of the Company’s Compensation Committee will receive an annual retainer of $10,000, and each other member of the Compensation Committee will receive an annual retainer of $5,000. The chairperson of the Company’s Nominations and Governance Committee will receive an annual retainer of $7,500.

In connection with each annual meeting of stockholders, each director will receive (a) a number of shares of restricted stock equal to a value of $37,500, the shares to vest ratably over three years and (b) a number of fully-vested options to purchase shares of common stock equal to a value of $37,500, with an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: December 1, 2009	By:	/s/ Richard P. Dobb
Richard P. Dobb Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 1, 2009.